EXHIBIT 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REYNOLDS AMERICAN INC.

6.150% Senior Notes due 2043

Certificate No.	$
CUSIP No. 761713 AZ9
ISIN US761713AZ95

Reynolds American Inc., a North Carolina corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of                                 DOLLARS ($                     ) on September 15, 2043.

Interest Payment Dates: March 15 and September 15, commencing March 15, 2014.

Record Dates: March 1 and September 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect for all purposes as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                     ,

REYNOLDS AMERICAN INC.,
as Issuer

By:
Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer

By:
Name: McDara P. Folan, III
Title: Senior Vice President and Secretary

Each of the undersigned hereby acknowledges its obligation as a Guarantor under the Indenture.

SANTA FE NATURAL TOBACCO COMPANY, INC.,
as Guarantor

By:

Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

R. J. REYNOLDS TOBACCO COMPANY, as Guarantor

By:

Name:	Daniel A. Fawley
Title:	Treasurer

Note Signature Page

R. J. REYNOLDS TOBACCO CO.,
as Guarantor

By:

Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

REYNOLDS FINANCE COMPANY, as Guarantor

By:

Name:	Caroline M. Price
Title:	President

REYNOLDS INNOVATIONS INC., as Guarantor

By:

Name:	Daniel A. Fawley
Title:	Treasurer

CONWOOD HOLDINGS, INC., as Guarantor

By:

Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

AMERICAN SNUFF COMPANY, LLC, as Guarantor

By:

Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

Note Signature Page

ROSSWIL LLC,
as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC., as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

R. J. REYNOLDS GLOBAL PRODUCTS, INC., as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

RAI SERVICES COMPANY, as Guarantor

By:
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

Note Signature Page

(Trustee’s Certificate of Authentication)

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated:                              ,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By:
Name:
Title:

Note Signature Page

[REVERSE OF NOTE]

6.150% Senior Notes due 2043

References herein to the “Notes” mean the Company’s 6.150% Senior Notes due 2043 and not to any other series. Other capitalized terms used, but not defined, herein shall have the meanings assigned to them in the Indenture and Schedule I attached hereto unless otherwise indicated.

1.    Interest.    The Company promises to pay interest on the principal amount of this Note at 6.150% per annum from the date provided below until maturity. The Company shall pay interest semi-annually, in arrears, on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), except that, if the maturity date of the Note falls on a day that is not a Business Day, the Company will make the required payment of interest and principal on the immediately succeeding Business Day, as if it were made on the date the payment was due. Interest on the Notes shall accrue from the date of initial issuance or, if interest has already been paid on the Notes, from and including the most recent Interest Payment Date to which interest has been paid or provided for, to, but excluding the relevant Interest Payment Date; provided the first Interest Payment Date shall be March 15, 2014. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest will not accrue as a result of any postponed or delayed payment in accordance with this paragraph.

2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date (except that interest payable at maturity of the Notes shall be paid to the same persons to whom principal of such Notes is payable), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the Borough of Manhattan of the City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar.    Initially, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.    Indenture.    The Company issued the Notes under an Indenture dated as of May 31, 2006, as amended and supplemented, among the Company, as issuer, certain direct and indirect subsidiaries of the Company, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

(the “Indenture”). The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in Schedule I attached hereto. The Notes are subject to all such terms, and Holders are referred to the Indenture, the TIA and Schedule I for a statement of such terms.

5.    Redemption at Company’s Option.    The Company may redeem all or a part of the Notes from time to time in accordance with Article 5 of the Indenture at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points plus, with respect to each of the Notes, accrued and unpaid interest, on the principal amount being redeemed to the date of redemption. Notice of redemption under this Article 5 shall be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations equal to or larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption (unless the Company shall default in the payment of the redemption price and accrued interest). All redemptions shall be effected pursuant to applicable depositary procedures.

6.    Repurchase upon Change of Control Repurchase Event.    If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict. On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful (i) accept for payment all Notes or portions of Notes (in excess of $2,000 and in integral multiples of $1,000) properly tendered pursuant to the Company’s offer; (ii) deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

7.    No Sinking Fund.   The Company shall not be required to make sinking fund payments with respect to the Notes.

8.    Denominations, Transfer, Exchange.   The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

9.    Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

10.  Amendment, Supplement and Waiver.   Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company and Guarantors, each when authorized by a Board Resolution, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such amendment or supplement, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such Default or waiver of compliance, voting as a single class. Without the consent of any Holder of a Note, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may supplement the Indenture or the Notes: (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company; (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as therein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default; (d) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any indenture supplemental thereto which may be defective or inconsistent with any other provision contained in the Indenture or in any indenture supplemental thereto; (e) to make such other provisions in regard to matters or questions arising under the Indenture or under any indenture supplemental thereto as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Notes in any material respect; (f) to establish the form or forms or terms of Securities of any series as permitted by the Indenture; (g) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; (h) to provide for uncertificated Securities and to make all appropriate changes for such purpose; (i) to comply with the requirements of the TIA; and (j) to add additional Guarantors with respect to the Notes.

The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

11.    Defaults and Remedies.   Any of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) constitutes an “Event of Default” under the Indenture: (a) default in the payment of any installment of interest upon Securities of any series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or (b) default in the payment of all or any part of the principal on Securities of any series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of Securities of any series; or (d) default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors in respect of Securities of any series (other than a covenant or agreement in respect of such Securities a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by first class mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or (g) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of the Indenture or its Guarantee; or (h) at any time as such security is required by the terms of the Indenture, any Security Document shall cease to be in full force and effect or shall cease to give the Collateral Agent the liens or any of the material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent and such default shall continue unremedied for a period of at least 30 days after written notice to the Company by the Collateral Agent; or (i) any other Event of Default provided in Schedule I or in this Note.

If an Event of Default described in clauses (a), (b), (c), (d) or (i) above (if the Event of Default under clause (d) or (i) is with respect to less than all series of Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then outstanding under the Indenture (voting as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (i) (if the Event of Default under clauses (d) or (i), as the case may be, is with respect to all series of Securities then outstanding), (e), (f), (g) or (h) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or any Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the

Trustee and each predecessor Trustee except as a result of gross negligence or willful misconduct, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series, or of all the Securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

12.  Trustee Dealings with Company.    The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with the Company, as if it were not the Trustee.

13.  No Recourse Against Others.    No director, officer, employee, incorporator or shareholder or controlling person of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee, respectively, under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

14.  Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent and in accordance with the Indenture.

15.  Guarantees.    This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Subject to the terms of the Indenture, each Guarantor of the Indenture fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under the Indenture, as provided in the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders, and of the circumstances under which the Guarantees may be released.

16.  Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.  CUSIP and ISIN Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers or both numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and reliance may be placed only on the other identification numbers placed thereon.

18.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Reynolds American Inc.

401 North Main Street

Winston-Salem, North Carolina 27101

Facsimile: 336-741-5000

Attention: Treasurer

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print the name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE I

REYNOLDS AMERICAN INC.

TERMS OF 4.850% SENIOR NOTES DUE 2023

AND

6.150% SENIOR NOTES DUE 2043

Section 1.01 Designation of Notes. (a) The terms set forth in this Schedule I pertain to notes to be issued pursuant to that certain Indenture dated May 31, 2006, as amended and supplemented, by and among Reynolds American Inc. (the “Company”) as Issuer, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, and certain Subsidiaries of the Company who have executed such Indenture or a supplement thereto as Guarantors (as so supplemented, the “Indenture”). The notes subject to these terms are (i) the Company’s 4.850% Senior Notes due 2023 in the original principal amount of $550,000,000 (CUSIP Number 761713 AY2), (the “2023 Notes”) and (ii) the Company’s 6.150% Senior Notes due 2043 in the original principal amount of $550,000,000 (CUSIP Number 761713 AZ9) (the “2043 Notes,” and together with the 2023 Notes, the “Notes”).

(b)        The 2023 Notes and the 2043 Notes shall each be considered a separate series for all purposes of the Indenture.

Section 1.02 Initial Issuance.     (a) The Notes are being offered and sold by the Company pursuant to an Underwriting Agreement, dated September 12, 2013 (the “Underwriting Agreement”) among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and the other underwriters named therein. The Notes will be sold in an offering registered under the Securities Act. Each series of Notes shall be issued in the form of a permanent global note, with each such global note to be deposited with the Trustee, as Custodian for the Depository, duly executed by the Company, and authenticated by the Trustee as hereinafter provided. Each such global note may be represented by more than one certificate, if so required by the Depository’s rules regarding the maximum principal amount to be represented by a single certificate. The global notes representing the Notes are sometimes collectively herein referred to as the “Global Notes.” The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them.

(b)        Denominations.    The Notes shall be issuable only in fully registered form, without interest coupons, and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 1.03.    Depository: Custodian.    The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as Custodian with respect to the Global Notes.

Section 1.04.    Transfer and Exchange of Global Notes.    A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or to a nominee of such successor Depository.

Section 1.05 Definitions.    (a) Capitalized terms not defined in this Schedule I shall have the meanings set forth in the Indenture.

(b)        As used herein and in the Notes, the following terms shall have the meanings set forth below:

“Below Investment Grade Rating Event” means, with respect to each series of Notes, the Notes of that series are downgraded by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from a rating that is Investment Grade to a rating that is below Investment Grade.

“Change of Control” means the occurrence of any of the following:

(1)        the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person other than the Company or one of its wholly owned subsidiaries;

(2)        the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person other than the Company or one of its wholly owned subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)        the consolidation of the Company with, or merger of the Company with or into, any person, or the consolidation of any person with, or merger with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; and

(4)        the adoption of a plan relating to the Company’s liquidation or dissolution (other than its liquidation into a holding company newly formed in accordance with the following paragraph, provided that all claims and obligations of the Company are assumed by, and all assets are transferred to such holding company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2) (a) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. As used in this paragraph and the definition of “Change of Control,” the term “person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act and the term “beneficial owner” has the meaning given thereto in Rules 13d-3 and 13d-5 promulgated under the Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means: (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, DTC as the Person appointed hereby as the Depository with respect to the Notes, or another Person appointed as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act, and any and all successors thereto appointed as Depository hereunder and having become such pursuant to the applicable provision of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., Goldman, Sachs & Co. or J.P. Morgan Securities LLC, or, if all such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company pursuant to clause (2) of the definition of Rating Agency.

“Moody’s” means Moody’s Investors Service Inc., and any successor to its credit ratings business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“Reference Treasury Dealer” means: (1) Citigroup Global Markets Inc., Goldman, Sachs & Co. or J.P. Morgan Securities LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such firm another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its credit ratings business.

“Securities Act” means the Securities Act of 1933, as amended.

“Treasury Rate” means, with respect to any redemption date: (1) the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

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